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                                   EXHIBIT 11

                           Computer Integration Corp.
                                 and Subsidiary


Exhibit 11 - Statement Re: Computation of Per-Share Earnings


                                                                            THREE MONTHS ENDED
                                                                               DECEMBER 31
                                                                           1995             1994
                                                                      -----------------------------
Primary:
   Average shares outstanding                                            6,915,000        6,402,040
  Net effect of dilutive stock options and warrants--
     based on the treasury stock method using average
     market price of $1.87 and $1.00 per share in 1995
     and 1994, respectively                                                235,107           13,500
                                                                      -----------------------------
Total                                                                    7,150,107        6,415,540
                                                                      =============================
Net income applicable to common stock                                 $    672,813      $   119,606
                                                                      =============================
Per-share amount, net income applicable to common
   stock                                                              $        .09      $       .02
                                                                      =============================
Fully diluted:
   Average shares outstanding                                            6,915,000        6,402,040
   Net effect of dilutive stock options and warrants--based
    on the treasury stock method using the period end
    market price, if higher than average market price                      235,107           13,500
   Assumed conversion of 9% Series A and Series C
    cumulative, convertible, redeemable preferred stock                  1,270,000        1,270,000
                                                                      =============================
Total                                                                    8,420,107        7,685,540
                                                                      =============================
Net income applicable to common stock                                 $    672,813      $   119,606
Add required dividends on Series A and Series C cumulative,
  convertible, redeemable preferred stock                                   55,010           55,010
                                                                      -----------------------------
Total                                                                 $    727,823      $   174,616
                                                                      =============================

Per share amount, net income applicable to common stock               $        .09      $       .02
                                                                      =============================


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                           Computer Integration Corp.
                                 and Subsidiary


Exhibit 11 - Statement Re: Computation of Per-Share Earnings (continued)


                                                                             SIX MONTHS ENDED
                                                                               DECEMBER 31
                                                                           1995             1994
                                                                        ---------------------------
Primary:
  Average shares outstanding                                             6,915,000        6,401,208
  Net effect of dilutive stock options and warrants--
     based on the treasury stock method using average
     market price of $1.87 and $1.00 per share in 1995
     and 1994, respectively                                                235,107           13,500
                                                                        ---------------------------
Total                                                                    7,150,107        6,414,708
                                                                        ===========================
Net income applicable to common stock                                   $1,956,988      $   553,219
                                                                        ===========================
Per-share amount, net income applicable to common
  stock                                                                 $      .27      $       .09
                                                                        ===========================

Fully diluted:
   Average shares outstanding                                            6,915,000        6,401,208
   Net effect of dilutive stock options and warrants--based
    on the treasury stock method using the period end
    market price, if higher than average market price                      235,107           13,500
   Assumed conversion of 9% Series A and Series C
    cumulative, convertible, redeemable preferred stock                  1,270,000        1,129,348
                                                                        ===========================
Total                                                                    8,420,107        7,544,056
                                                                        ===========================

Net income applicable to common stock                                   $1,956,988      $   553,219
Add required dividends on Series A and Series C cumulative,
  convertible, redeemable preferred stock                                  110,020           94,069
                                                                        ---------------------------
Total                                                                   $2,067,008      $   647,288
                                                                        ===========================
Per share amount, net income applicable to
  common stock                                                          $      .25      $       .09
                                                                        ===========================